EXHIBIT 99.1

February 6, 2012

Nova Scotia Securities Commission	Securities Commission of Newfoundland and Labrador
Alberta Securities Commission	Saskatchewan Financial Services Commission, Securities Division
The Manitoba Securities Commission	New Brunswick Securities Commission
Ontario Securities Commission	British Columbia Securities Commission
Prince Edward Island Securities Office	Autorité des marchés financiers
Registrar of Securities, Yukon

Dear Sirs:

Re:           Ivanhoe Energy Inc.

Pursuant to a request from the reporting issuer, we wish to advise you of the following dates in connection with their Annual Meeting of Shareholders:

DATE OF MEETING:	April 24, 2012

RECORD DATE FOR NOTICE:	March 8, 2012

RECORD DATE FOR VOTING:	March 8, 2012

BENEFICIAL OWNERSHIP DETERMINATION DATE:	March 8, 2012

SECURITIES ENTITLED TO NOTICE:	Common

SECURITIES ENTITLED TO VOTE:	Common

Yours very truly,

Larry Calixtro
Associate Manager, Trust Central Services

cc:   CDS & Co.  (Via Fax)

sg/NM_Ivanhoe